UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

APPLE HOSPITALITY REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	APLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Apple Hospitality REIT, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Items 1.01, 2.03, 8.01 and 9.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2020, the Company, as borrower, and certain of its subsidiaries, as guarantors, entered into an amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated July 27, 2018 (as further amended by the First Amendment to the Credit Agreement, dated as of February 14, 2020, the “Credit Agreement”), by and among the Company, as borrower, and certain of its subsidiaries, as guarantors, the lenders thereto and Bank of America N.A., as administrative agent. The Credit Agreement provides for an $850 million credit facility consisting of a $425 million revolving credit facility and $425 million of term loans.

The Amendment suspends the testing of the Company’s existing financial maintenance covenants under the Credit Agreement until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2021 (unless the Company elects an earlier date) (the “Covenant Waiver Period”), and provides for, among other restrictions, the following during the Covenant Waiver Period:

●

Mandatory prepayments of amounts outstanding under the Credit Agreement and the Company’s other current unsecured credit facilities, of net cash proceeds from certain debt and equity issuances, and asset dispositions, subject to various exceptions. A portion of the mandatory prepayments will be available for future borrowing under the revolving credit facility;

●	A minimum liquidity covenant of $100 million;
●

A requirement to pledge the equity interests of each direct or indirect owner of certain unencumbered property in favor of the administrative agent if average liquidity for any month is less than $275 million or the total amount outstanding under the revolving credit facility exceeds $275 million;

●	Restrictions on the Company’s and its subsidiaries’ ability to incur additional indebtedness or prepay certain existing indebtedness;
●	Restrictions on the Company’s ability to make cash distributions (except to the extent required to maintain REIT status) and share repurchases;
●	Maximum discretionary capital expenditures of $50 million;
●	Limitations on additional investments; and
●

An increase in the applicable interest rate under the Credit Agreement until the end of the Covenant Waiver Period to a rate that corresponds to the highest leverage-based applicable interest rate margin with respect to the Credit Agreement prior to the Amendment, at the Company’s option, as follows: (i) for all revolving credit facility loans outstanding under the Credit Agreement, either (x) a Base Rate, plus a margin of 1.25% per annum or (y) LIBOR plus a margin of 2.25% per annum, and (ii) for the term loans outstanding under the Credit Agreement, either (x) a Base Rate, plus a margin of 1.20% per annum or (y) LIBOR plus a margin of 2.20% per annum.

The Amendment also modifies the calculation of the existing financial covenants for the four quarters subsequent to the end of the Covenant Waiver Period to annualize calculated amounts to the extent the most recently ended fiscal quarter is not at least four fiscal quarters from the end of the Covenant Waiver Period, and provides for an increase in the London Interbank Offered Rate (“LIBOR”) floor under the Credit Agreement from 0 to 25 basis points for Eurodollar Rate Loans and the establishment of a Base Rate floor of 1.25% on the revolving credit facility, and any term loans under the Credit Agreement that are not hedged.  Except as otherwise set forth in the Amendment, the terms of the Credit Agreement remain in effect.

As of June 8, 2020, the revolving credit facility had an outstanding balance of $200 million and availability of $225 million, and the outstanding balance of the term loans was $425 million

Certain of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendment does not purport to be a complete statement of the terms and conditions of the Amendment and is qualified in its entirety by reference to the text of such Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Also, on June 5, 2020, the Company and certain of its subsidiaries, entered into an amendment to each of its four other unsecured credit facilities: the $85 million unsecured term loan facility entered into in 2017; the $225 million unsecured term loan facility entered into in 2018; the $85 million unsecured term loan facility entered into in 2019; and the $50 million unsecured senior notes facility entered into in March 2020. As of June 8, 2020, the outstanding balance under these facilities was $445 million in the aggregate. The terms and conditions of these amendments are substantially the same as the Amendment described under Item 1.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1

Second Amendment, dated June 5, 2020, to Second Amended and Restated Credit Agreement dated as of July 27, 2018, among Apple Hospitality REIT, Inc., as borrower, certain subsidiaries of Apple Hospitality REIT, Inc., as guarantors, Bank of America, N.A., as Administrative Agent, KeyBank National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association, as Documentation Agent, Regions Bank as Managing Agent, the Lenders and Letter of Credit Issuers party thereto, and BofA Securities, Inc., KeyBanc Capital Markets, Wells Fargo Securities, LLC and U.S. Bank National Association, as Joint Lead Arrangers, and BofA Securities, Inc., KeyBanc Capital Markets and Wells Fargo Securities, LLC, as Joint Bookrunners.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By	/s/ Justin G. Knight
Justin G. Knight Chief Executive Officer

June 8, 2020